EXHIBIT 99


Press Release                                              FOR IMMEDIATE RELEASE
                                                         Contact: James E. Fritz
                                                      Phone Number: 812/273-4949



                              RIVER VALLEY BANCORP
                       ANNOUNCES STOCK REPURCHASE PROGRAM

         Madison, Indiana -- September 1, 1998 -- River Valley Bancorp (the "Corporation") announced today that the Board of Directors has approved the repurchase, from time to time, on the open market of up to 5 percent of the Corporation's outstanding shares of common stock, without par value, or 59,512 such shares. Such purchases will be made subject to market conditions in open market or block transactions. Repurchases may not begin until the required regulatory clearance from the Office of Thrift Supervision has been received.

         According to James E. Fritz, President of the Corporation, the Board believes that the Corporation's shares are currently undervalued by the market and that open market purchases will have the potential effects of enhancing the book value per share and the potential for growth in earnings per share of the Corporation's remaining outstanding shares.

         River Valley Bancorp (NASDAQ Small Cap Market Symbol "RIVR"), an Indiana corporation, is the holding company for River Valley Financial Bank, a federal savings bank located in Madison, Indiana.